                                                   July 16, 2004

The portfolio series listed on Schedule A hereto of
AAL Mutual Funds and
The Lutheran Brotherhood Family of Funds
625 Fourth Avenue South
Minneapolis, Minnesota 55415

Re:      Acquisition by AAL International Fund, AAL Aggressive Growth Fund, AAL Capital Growth Fund, AAL Equity
         Income Fund, AAL Municipal Bond Fund and AAL Money Market Fund, each a series of The AAL Mutual Funds, of assets of Lutheran Brotherhood World Growth Fund, Lutheran Brotherhood Growth Fund, Lutheran
         Brotherhood Fund, Lutheran Brotherhood Value Fund, Lutheran Brotherhood Municipal Bond Fund and Lutheran
         Brotherhood Money Market Fund, respectively, each a series of The Lutheran Brotherhood Family of Funds

Ladies and Gentlemen:

         We have acted as special tax counsel to The AAL Mutual Funds, a Massachusetts business trust ("AAL
Trust"), and The Lutheran Brotherhood Family of Funds, a Delaware statutory trust ("LB Trust"), in connection with the proposed acquisition by AAL International Fund, AAL Aggressive Growth Fund, AAL Capital Growth Fund, AAL
Equity Income Fund, AAL Municipal Bond Fund and AAL Money Market Fund (each, an "Acquiring Fund" and collectively, the "Acquiring Funds"), each a series of AAL Trust, of the assets of Lutheran Brotherhood World
Growth Fund, Lutheran Brotherhood Growth Fund, Lutheran Brotherhood Fund, Lutheran Brotherhood Value Fund,
Lutheran Brotherhood Municipal Bond Fund and Lutheran Brotherhood Money Market Fund (each, an "Acquired Fund" and collectively, the "Acquired Funds" and, together with the Acquiring Funds, each, a "Fund" and collectively, the
"Funds"), respectively, each a series of LB Trust, pursuant to an Agreement and Plan of Reorganization (the
"Plan")/1/ described in the proxy statement and prospectus relating to the Plan included as part of the
Registration Statement on Form N-14 of AAL Trust  filed with the Securities and Exchange Commission (the "SEC")
on March 11, 2004 under the Securities Act of 1933, as amended (the "Securities Act"), as amended by
Pre-Effective Amendment No. 1 filed with the SEC on May 12, 2004 (the "Registration Statement").  In connection with the reorganization, each of the Acquiring Funds will be renamed as follows:  AAL International Fund will be renamed Thrivent Partner International Stock Fund, AAL Aggressive Growth Fund will be renamed Thrivent Large Cap
Growth Fund, AAL Capital Growth Fund will be renamed Thrivent Large Cap Stock Fund, AAL Equity Income Fund will be renamed Thrivent Large Cap Value Fund, AAL Municipal Bond Fund will be renamed Thrivent Municipal Bond Fund, and AAL Money Market Fund will be renamed Thrivent Money Market Fund.  You have requested our opinion as to certain federal income tax consequences of the transactions contemplated by the Plan.

         In rendering our opinion, we have reviewed such documents and materials as we have considered necessary for the purpose of rendering the opinion.  We have made inquiry as to the underlying facts which we considered to be relevant to the conclusions set forth in this letter.  The opinion expressed in this letter is based upon certain factual statements relating to AAL Trust and LB Trust set forth in the Registration Statement and certain representations set forth below that have been confirmed to us in representation letters from AAL Trust and LB
Trust dated as of the date hereof for our use in rendering the opinion set forth herein.  We have assumed that such statements, representations, and warranties are true, correct, complete, and not breached and will continue to be so through the Closing Date, that no actions that are inconsistent with such statements, representations, and warranties will be taken, and that all representations, statements, and warranties made to "the best knowledge of" any person or with similar qualification are and will be true, correct and complete as if made without such qualification.  We have also assumed (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to the original documents of all documents submitted to us as copies, (iv) the authority and capacity of the individual or individuals who executed any such documents on behalf of any person, (v) the conformity to the final documents of all documents submitted to us as drafts, and (vi) the accuracy and completeness of all records made available to us.  In addition, we have assumed that (A) the Reorganization will be consummated in accordance with the Plan, (B) LB Trust and AAL Trust will comply with all reporting obligations with respect to the Reorganization required under the Internal Revenue Code of 1986, as amended (the "Code"),/2/ and the Treasury Regulations promulgated thereunder, and (C) the Plan is valid and binding in accordance with its terms.

         The discussion and conclusions set forth below are based upon the Code, the Treasury Regulations and existing administrative and judicial interpretations thereof, all of which are subject to change.  No assurance can therefore be given that the federal income tax consequences described below will not be altered in the future, and we do not assume responsibility to provide notice or advice to any person or entity regarding any such changes or altered tax consequences.

I.       Background.

         AAL Trust is an open-ended, diversified management investment company registered under the Investment
Company Act of 1940, as amended (the "1940 Act").  Each Acquiring Fund is a portfolio series of AAL Trust.  LB
Trust is also an open-ended, diversified management investment company registered under the 1940 Act.  Each
Acquired Fund is a portfolio series of LB Trust.  Each Acquiring Fund intends to acquire the assets of the corresponding Acquired Fund.

         (a)      Lutheran Brotherhood World Growth Fund/AAL International Fund

         The investment objectives of the Lutheran Brotherhood World Growth Fund and the AAL International Fund
are substantially similar.  The Lutheran Brotherhood World Growth Fund seeks to achieve long-term growth of capital by investing primarily in a professionally managed diversified portfolio of common stocks of established,
non-U.S. companies.  The AAL International Fund seeks long-term capital growth by investing primarily in foreign stocks.

         The Lutheran Brotherhood World Growth Fund and the AAL International Fund also use substantially similar investment strategies.  Under normal circumstances, the AAL International Fund invests at least eighty percent
(80%) of its total assets in foreign stocks.  Under normal circumstances, the LB World Growth Fund invests at least sixty-five percent (65%) of its net assets in common stocks of established non-U.S. companies.  While each
Fund may purchase stocks without regard to a company's market capitalization, the focus typically will be on large and, to a lesser extent, medium-sized companies.  The assets of the AAL International Fund will be allocated generally on an equal basis among a growth style investment subadviser and a value style investment subadviser.  Each Fund may invest in both developed and emerging markets.  Bottom-up stock selection is the focus of decision-making for both Funds.

         (b)      Lutheran Brotherhood Growth Fund/AAL Aggressive Growth Fund

         The investment objectives of the Lutheran Brotherhood Growth Fund and the AAL Aggressive Growth Fund are
substantially similar.  The Lutheran Brotherhood Growth Fund seeks to achieve long-term growth of capital.  The
AAL Aggressive Growth Fund seeks long-term capital appreciation by investing primarily in a diversified portfolio of common stocks and securities convertible into common stocks.

         The Lutheran Brotherhood Growth Fund and the AAL Aggressive Growth Fund use substantially similar investment strategies.  Under normal circumstances, both funds invest at least sixty-five percent (65%) of their respective total assets in common stocks of growth companies with large market capitalizations.  Under normal market conditions, AAL Aggressive Growth Fund invests at least eighty percent (80%) of its net assets plus the amount of any borrowing for investment purposes in common stocks of growth companies with large market capitalizations.  Both Funds use fundamental and technical investment research techniques to identify stocks of companies that the investment adviser believes have demonstrated and will sustain above-average earnings growth over time, or which are expected to develop rapid sales and earnings growth in the future when compared to the economy and stock market as a whole.  Because of the substantial similarities in their investment objectives and strategies, and because the Funds are managed by the same investment adviser and portfolio manager, the stocks included in their investment portfolios and the proportions in which they are included are substantially similar.

         (c)      Lutheran Brotherhood Fund/AAL Capital Growth Fund

         The investment objectives of the Lutheran Brotherhood Fund and the AAL Capital Growth Fund are
substantially similar.  The Lutheran Brotherhood Fund seeks growth of capital and income.  The AAL Capital Growth
Fund seeks long-term capital growth by investing primarily in a diversified portfolio of common stocks and securities convertible into common stocks.  The investment objective of the AAL Capital Growth Fund does not involve an income component.

         Under normal circumstances, the Lutheran Brotherhood Fund invests at least sixty-five percent (65%) of its total assets in stocks of companies with large market capitalizations (defined according to the market capitalization classifications published by Lipper, Inc.) which Thrivent Investment Management, Inc. ("Thrivent
Investment Management"), the Fund's investment adviser, believes have balance sheet strength and profitability.
Under normal circumstances, the AAL Capital Growth Fund invests at least eighty percent (80%) of its net assets plus the amount of any borrowing for investment purposes in common stocks of large companies.  The AAL Capital
Growth Fund focuses on larger companies, although it may invest across all market capitalizations, and does not invest in bonds for capital growth or for long time periods.

         The Lutheran Brotherhood Fund uses fundamental, quantitative and technical investment techniques to identify stocks of companies that it believes have a leading position and successful business strategy within their industry.  The AAL Capital Growth Fund uses a bottom-up approach to investing.  Using this approach, the investment adviser identifies an individual company it believes is an attractive investment opportunity, consistent with the AAL Capital Growth Fund's investment policy.  Because of the substantial overlap in their investment objectives and strategies, and because the Lutheran Brotherhood Fund and the AAL Capital Growth Fund
are managed by the same investment adviser and the same portfolio manager, the stocks included in their respective investment portfolios and the proportions in which they are included are substantially similar.

         (d)      Lutheran Brotherhood Value Fund/AAL Equity Income Fund

         The investment objectives of the Lutheran Brotherhood Value Fund and the AAL Equity Income Fund are
substantially similar.  Both Funds seek to achieve long-term growth of capital.

         The Lutheran Brotherhood Value Fund and the AAL Equity Income Fund use substantially similar investment strategies.  Under normal market conditions, the Lutheran Brotherhood Value Fund invests at least sixty-five percent (65%) of its assets in common stocks of companies with large market capitalizations that its investment adviser believes to be undervalued.  The AAL Equity Income Fund invests at least eighty percent (80%) of its net assets plus the amount of any borrowing for investment purposes in common stocks of large companies.  The
Lutheran Brotherhood Value Fund uses both fundamental and technical investment research techniques to identify stocks of companies that it believes are undervalued in relation to their long-term earnings power or asset value.  The AAL Equity Income Fund uses a bottom-up approach to investing.  Using this approach, the investment adviser to the AAL Equity Income Fund identifies an individual company it believes is an attractive investment opportunity consistent with the Fund's investment policy.  Because of the substantial similarities in their investment objectives and strategies, and because the Funds are managed by the same investment adviser and portfolio manager, the stocks included in their respective investment portfolios and the proportions in which they are included are substantially similar.

         (e)      Lutheran Brotherhood Municipal Bond Fund/AAL Municipal Bond Fund

         The Lutheran Brotherhood Municipal Bond Fund and the AAL Municipal Bond Fund have substantially similar investment objectives.  The Lutheran Brotherhood Municipal Bond Fund seeks a high level of current income which is exempt from federal income tax.  The AAL Municipal Bond Fund seeks a high level of current income exempt from federal income taxes, consistent with capital preservation, by investing primarily in a diversified portfolio of municipal bonds.

         The Lutheran Brotherhood Municipal Bond Fund and the AAL Municipal Bond Fund use substantially similar investment strategies.  Under normal market conditions, both Funds invest at least eighty percent (80%) of their respective net assets plus the amount of any borrowing for investment purposes in municipal bonds.  This is a fundamental policy and may not be changed without shareholder approval.  Both Funds may count securities that generate income subject to the alternative minimum tax toward the eighty percent (80%) investment requirement.
The Lutheran Brotherhood Municipal Bond Fund's investment adviser uses fundamental investment research techniques to determine what municipal bonds to buy and sell.  The investment adviser for the Lutheran Brotherhood Municipal
Bond Fund focuses on investment-grade municipal bonds of issuers that it believes are financially sound and have healthy balance sheets, strong operating income and good economic prospects.  Similarly, the investment adviser for the AAL Municipal Bond Fund focuses on municipal bonds rated within the three highest rating categories assigned by at least one nationally recognized statistical rating organization at the time of purchase.

         (f)      Lutheran Brotherhood Money Market Fund/AAL Money Market Fund

         The Lutheran Brotherhood Money Market Fund and the AAL Money Market Fund have substantially similar investment objectives.  The Lutheran Brotherhood Money Market Fund seeks current income consistent with stability of principal.  The AAL Money Market Fund seeks a high level of current income while maintaining liquidity and a constant net asset value of $1.00 per share by investing in a diversified portfolio of high-quality, short-term money market instruments.

         The Lutheran Brotherhood Money Market Fund and the AAL Money Market Fund use substantially similar investment strategies.  Both Funds invest in high quality, dollar denominated, short-term debt securities that mature in 397 days or less and maintain a dollar-weighted average portfolio maturity of not more than 90 days.
The investment adviser of both Funds tries to maintain a $1.00 share price.  Because of the substantial similarities in their investment objectives and strategies, and because the Lutheran Brotherhood Money Market
Fund and the AAL Money Market Fund are managed by the same investment adviser and portfolio manager, the securities included in their investment portfolios and proportions in which they are included are substantially similar.

II.      The Plan of Reorganization.

         Subject to the terms and conditions set forth in the Plan, LB Trust, on behalf of each Acquired Fund, shall transfer all of the assets of the Acquired Fund and assign all Assumed Liabilities (as hereinafter defined)
to the corresponding Acquiring Fund, and AAL Trust, on behalf of each Acquiring Fund, shall acquire all such assets and shall assume all such Assumed Liabilities upon delivery to LB Trust, on behalf of each Acquired Fund, of Acquiring Fund shares having a net asset value equal to the value of the net assets of the corresponding
Acquired Fund transferred (the "Acquiring Fund Shares").  "Assumed Liabilities" shall mean, with respect to each
Acquired Fund, all stated accrued and unpaid liabilities of the Acquired Fund as of the Closing Date, including all expenses, costs, charges and reserves, reflected in an unaudited statement of assets and liabilities of the
Acquired Fund prepared as of the close of business on the Valuation Date (as hereinafter defined), determined in accordance with generally accepted accounting principles consistently applied from the prior audited period.  The net asset value of the Acquiring Fund Shares and the value of the net assets of the corresponding Acquired Fund to be transferred shall be determined immediately following the close of business on the Closing Date (the
"Valuation Date") using the valuation procedures set forth in the then-current prospectus and statement of additional information of the Acquiring Fund.  All Assumed Liabilities of each Acquired Fund, to the extent that they exist at or after the Closing, shall after the Closing attach to the corresponding Acquiring Fund and may be enforced against the Acquiring Fund to the same extent as if the same had been incurred by the Acquiring Fund.
In addition, at or prior to the Closing, each Acquired Fund shall, if necessary, declare a dividend or dividends which, together with all previous such dividends, shall have the effect of distributing to the Acquired Fund's shareholders all of the Acquired Fund's investment company taxable income for all taxable years ending at or prior to the Closing (computed without regard to any deduction for dividends paid under Section 852(b)(2)(D)) and all of its net capital gains realized (after reduction for any capital loss carry-forward) in all taxable years ending at or prior to the Closing.

         Immediately after the Closing, each Acquired Fund will be liquidated and the corresponding Acquiring
Fund Shares that have been delivered to LB Trust on behalf of each Acquired Fund will be distributed to the shareholders of such Acquired Fund, each shareholder to receive Acquiring Fund Shares equal to the pro rata portion of shares of the Acquired Fund held by such shareholder as of the close of business on the Valuation
Date.  Such liquidation and distribution will be accompanied by the establishment of an open account on the share records of each Acquiring Fund in the name of each shareholder of the corresponding Acquired Fund and representing the respective pro rata number of Acquiring Fund Shares due such shareholder.  As of the Closing, each outstanding certificate which, prior to the Closing, represented shares of an Acquired Fund will be deemed for all purposes to evidence ownership of the number of corresponding Acquiring Fund Shares issuable with respect thereto pursuant to the Reorganization.  The Acquiring Funds will not issue certificates representing Acquiring
Fund Shares issued in connection with the Reorganization.  Ownership of Acquiring Fund Shares will be shown on the books of each Acquiring Fund's transfer agent.

         The Board of Trustees of LB Trust, including those Trustees who are not "interested persons" of LB Trust as defined in the Securities Act, has determined that the interests of existing shareholders of each Acquired
Fund will not be diluted as a result of the transactions contemplated by the Reorganization and that the
Reorganization would be in the best interests of the shareholders of the Acquired Funds.  The Board of Trustees of AAL Trust has reached similar conclusions with respect to each Acquiring Fund and has also approved the
Reorganization with respect to the Acquiring Funds.

III.     Representations.

         The following representations with respect to each Reorganization have been made by AAL Trust, on behalf of itself and each Acquiring Fund, and by LB Trust, on behalf of itself and each Acquired Fund:

         (a)  As of the Closing, the fair market value of the Acquiring Fund Shares to which each shareholder of the
              Acquired Fund is entitled will approximately equal the fair market value of the shares of the
              Acquired Fund such shareholder will surrender.

         (b)  There are no dissenters' or appraisal rights, and the consideration paid by the Acquiring Fund to the shareholders of the Acquired Fund in connection with the Reorganization will consist solely of
              Acquiring Fund Shares.

         (c)  There is no plan or intention by the Acquiring Fund or any person related (as defined in Treasury
              Regulations section 1.368-1(e)(3)) to the Acquiring Fund to acquire or redeem, during the five-year period beginning on the Closing Date, with consideration other than Acquiring Fund Shares, any of the Acquiring Fund Shares issued in the Reorganization either directly or through any transaction, agreement, or arrangement with any other person, other than redemptions in the ordinary course of the Acquiring Fund's business as a series of an open-end investment company as required by section
              22(e) of the 1940 Act.

         (d)  During the five-year period ending on the Closing Date, neither the Acquired Fund nor any person related
              (as defined in Treasury Regulations section 1.368-1(e)(3) determined without regard to Treasury
              Regulations section 1.368-1(e)(3)(i)(A)) to the Acquired Fund will have directly or through any transaction, agreement, or arrangement with any other person, (i) acquired shares of the Acquired
              Fund with consideration other than Acquiring Fund Shares or shares of the Acquired Fund, except for redemptions in the ordinary course of the Acquired Fund's business as a series of an open-end investment company as required by section 22(e) of the 1940 Act or (ii) made distributions with respect to shares of the Acquired Fund, except for (A) distributions described in sections 852 and
              4982, and (B) additional distributions, to the extent such distributions do not exceed fifty percent (50%) of the value (computed without giving effect to such distributions) of the proprietary interests in the Acquired Fund as of the Closing Date.

         (e)  During the five-year period ending on the Closing Date, neither the Acquiring Fund nor any person related (as defined in Treasury Regulations section 1.368-1(e)(3)) to the Acquiring Fund will have acquired directly or through any transaction, agreement or arrangement with any other person, shares of the Acquired Fund with consideration other than Acquiring Fund Shares.

         (f)  The Acquiring Fund will acquire at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by the
              Acquired Fund immediately prior to the Reorganization.  For purposes of this representation, amounts, if any, paid by or on behalf of the Acquired Fund for reorganization expenses, amounts, if any, paid by the Acquired Fund to shareholders who receive cash or other property and all redemptions and distributions made by the Acquired Fund immediately preceding or in contemplation of the Reorganization (except those referred to in the next sentence) will be included as assets of the Acquired Fund immediately prior to the Reorganization.  However, assets distributed in connection with (i) regular distributions and redemptions occurring in the ordinary course of the
              Acquired Fund's business as a series of an open-end management investment company and (ii)
              distributions made to shareholders of the Acquired Fund prior to the Reorganization in order to pay out all of the Acquired Fund's (A) investment company taxable income (computed without regard to any deduction for dividends paid under section 852(b)(2)(D)) and (B) net capital gain (after reduction for any capital loss carryover) will be excluded.

         (g)  Immediately after the Closing, the Acquired Fund will, in pursuance of the Plan, distribute the
              Acquiring Fund Shares it receives in the Reorganization and its other assets, if any, and thereupon will cancel all of its issued and outstanding shares.

         (h)  The Acquiring Fund has no plan or intention to sell or otherwise dispose of any of the assets of the
              Acquired Fund acquired in the Reorganization, except for dispositions made in the ordinary course of business.

         (i)  The Acquiring Fund will continue to use in its business at least fifty percent (50%) by value of the historic portfolio securities of the Acquired Fund.  The Acquiring Fund will be treated as using in its business historic portfolio securities of the Acquired Fund to the extent that, when securities acquired by the Acquiring Fund from the Acquired Fund in connection with the Reorganization are disposed of by the Acquiring Fund (including, but not limited to, in connection with a redemption by the issuer), they are replaced with similar securities (i.e., securities that would have been permissible investments of the Acquired Fund under the applicable investment objectives, policies, and restrictions of the Acquired Fund in effect immediately before the Closing).  For purposes of this representation, portfolio securities disposed of by the Acquired Fund prior to and in anticipation of the Reorganization will be treated as part of the historic portfolio securities of the Acquired Fund.

         (j)  As of the Closing, there is no intercorporate indebtedness existing between the Acquiring Fund and the
              Acquired Fund.

         (k)  Each of the Acquiring Fund and the Acquired Fund has qualified as a separate corporation for federal income tax purposes under section 851(g) in each taxable year and will qualify as such as of the
              Closing.  Each of AAL Trust and LB Trust either (i) was in existence prior to January 1, 1997 or
              (ii) has elected to be classified as an association taxable as a corporation, effective on or before the Closing Date, pursuant to Treasury Regulations section 301.7701-3.

         (l)  Each of the Acquiring Fund and the Acquired Fund has elected to be a regulated investment company under section 851, has qualified as such for each taxable year and will qualify to be treated as such as of the Closing.  In order (i) to ensure continued qualification of the Acquired Fund as a regulated investment company for federal income tax purposes and (ii) to eliminate any tax liability of the
              Acquired Fund arising by reason of undistributed investment company taxable income or net capital gain, the Acquired Fund has declared or will declare and will pay to its shareholders of record on or prior to the Closing a dividend or dividends that, together with all previous such dividends, shall have the effect of distributing (A) all of its investment company taxable income for the last full taxable year of the Acquired Fund and any subsequent short taxable year ending on the Closing
              Date (computed without regard to any deduction for dividends paid under section 852(b)(2)(D)) and
              (B) all of its net capital gain for the final full taxable year of the Acquired Fund and any subsequent short taxable year ending on the Closing Date (after reduction for any capital loss carryover).

         (m)  The expenses incurred in connection with entering into and carrying out the provisions of the Plan will be borne by Thrivent Investment Management, the investment adviser for the Acquiring Fund and the
              Acquired Fund.  All such expenses will be solely and directly related to the Reorganization.  No cash will be transferred from the Acquiring Fund to the Acquired Fund for the purpose of paying any reorganization expenses of the Acquired Fund.  The shareholders of the Acquired Fund and the
              Acquiring Fund will pay their own expenses, if any, incurred in connection with the Reorganization.

         (n)  As of the Closing, the Acquiring Fund does not own, directly or indirectly, nor has it owned during the past five years, directly or indirectly, any shares of the Acquired Fund.

         (o)  The liabilities of the Acquired Fund to be assumed by the Acquiring Fund and the liabilities to which the transferred assets of the Acquired Fund will be subject, if any, have been incurred by the
              Acquired Fund in the ordinary course of its business.

         (p)  The fair market value of the assets of the Acquired Fund to be transferred to the Acquiring Fund equals or exceeds the sum of the liabilities to be assumed by the Acquiring Fund plus the amount of liabilities, if any, to which the transferred assets will be subject.

         (q)  As of the Closing, neither the Acquiring Fund nor the Acquired Fund is under the jurisdiction of a court in a Title 11 or a similar case within the meaning of section 368(a)(3)(A).

         (r)  The Acquired Fund has not distributed and will not distribute to its shareholders in pursuance of the
              Plan any "appreciated property" within the meaning of section 361(c)(2).

         (s)  The total adjusted basis of the assets of the Acquired Fund to be transferred to the Acquiring Fund equals or exceeds the sum of the liabilities to be assumed by the Acquiring Fund plus the amount of liabilities, if any, to which the transferred assets will be subject.

         (t)  At the time of the Closing, the Acquired Fund will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in the Acquired Fund.

         Any inaccuracy in, or breach of, any of the aforementioned statements, representations, warranties and assumptions or any change after the date hereof in applicable law could adversely affect our opinion.  No ruling has been (or will be) sought from the Internal Revenue Service as to the federal income tax consequences of any aspect of the Reorganization.

IV.      Opinion.

         Based upon and subject to the foregoing, as well as the limitations set forth below, it is our opinion with respect to each Reorganization that, under presently applicable federal income tax law:

(i)      The transfer of all or substantially all of the Acquired Fund's assets solely in exchange for the
Acquiring Fund Shares and the assumption by the Acquiring Fund of the Assumed Liabilities of the Acquired Fund,
and the distribution of such shares to the shareholders of the Acquired Fund, will constitute a "reorganization"
within the meaning of section 368(a).  The Acquiring Fund and the Acquired Fund will each be a "party to a reorganization" within the meaning of section 368(b).

(ii)     No gain or loss will be recognized by the Acquiring Fund upon the receipt of the assets of the Acquired
Fund solely in exchange for the Acquiring Fund Shares and the assumption by the Acquiring Fund of the Assumed
Liabilities of the Acquired Fund.

(iii)    No gain or loss will be recognized by the Acquired Fund upon the transfer of the Acquired Fund's assets to the Acquiring Fund in exchange for the Acquiring Fund Shares and the assumption by the Acquiring Fund of the
Assumed Liabilities of the Acquired Fund or upon the distribution of the Acquiring Fund Shares to the Acquired
Fund's shareholders in exchange for their shares of the Acquired Fund.

(iv)     No gain or loss will be recognized by shareholders of the Acquired Fund upon the exchange of their
Acquired Fund shares for Acquiring Fund Shares.

(v)      The aggregate tax basis for the Acquiring Fund Shares received by each of the Acquired Fund's shareholders pursuant to the Reorganization will be the same as the aggregate tax basis of the Acquired Fund shares held by such shareholder immediately prior to the Reorganization, and the holding period of the Acquiring
Fund Shares to be received by each Acquired Fund shareholder will include the period during which the Acquired
Fund shares exchanged therefor were held by such shareholder (provided that such Acquired Fund shares were held as capital assets on the date of the Reorganization).

(vi)     The tax basis to the Acquiring Fund of the Acquired Fund's assets acquired by the Acquiring Fund will be the same as the tax basis of such assets to the Acquired Fund immediately prior to the Reorganization, and the holding period of the assets of the Acquired Fund in the hands of the Acquiring Fund will include the period during which those assets were held by the Acquired Fund.

(vii)    The Acquiring Fund will succeed to and take into account as of the date of the Reorganization the items of the Acquired Fund described in section 381(c), subject to the conditions and limitations specified in section
381(b) and (c), section 382, section 383 and section 384.

                                                       *        *        *

         No opinion is expressed as to any matter not specifically addressed above.  Also, no opinion is expressed as to the tax consequences of any of the transactions under any foreign, state, or local tax law.
Moreover, you should recognize that our opinion is not binding on the Internal Revenue Service (the "Service"), that the Service may disagree with the opinion expressed herein, and that although we believe that our opinion would be sustained if challenged, there can be no assurances to that effect.

         This opinion letter has been issued to and may be relied upon solely by the addressees hereof in connection with the consummation of the transactions contemplated by the Plan and may not be relied upon by any other person or used for any other purpose without our prior written consent.

                                                              Very truly yours,

                                                              /s/ Goodwin Procter LLP

                                                              GOODWIN PROCTER  LLP

                                                      Schedule A

The following portfolio series of The Lutheran Brotherhood Family of Funds:
     Lutheran Brotherhood World Growth Fund
     Lutheran Brotherhood Growth Fund
     Lutheran Brotherhood Fund
     Lutheran Brotherhood Value Fund
     Lutheran Brotherhood Municipal Bond Fund
     Lutheran Brotherhood Money Market Fund

The following portfolio series of The AAL Mutual Funds:
     AAL International Fund (to be renamed Thrivent Partner International Stock Fund in connection with the
         Reorganization)
     AAL Aggressive Growth Fund (to be renamed Thrivent Large Cap Growth Fund in connection with the Reorganization)
     AAL Capital Growth Fund (to be renamed Thrivent Large Cap Stock Fund in connection with the Reorganization)
     AAL Equity Income Fund (to be renamed Thrivent Large Cap Value Fund in connection with the Reorganization)
     AAL Municipal Bond Fund (to be renamed Thrivent Municipal Bond Fund in connection with the Reorganization)
     AAL Money Market Fund (to be renamed Thrivent Money Market Fund in connection with the Reorganization)

--------------------
/1/   Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Plan.

/2/   Unless otherwise indicated, all section references contained herein are to the Code.